UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

June 13, 2012

CME GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CME Group Inc. (the “Company”) held its Annual Meeting on May 23, 2012 (the “Annual Meeting”). The results of the Annual Meeting were reported on a Current Report, filed with the SEC on May 29, 2012, and the Company disclosed that the election of five members of the Class B-3 Nominating Committee to serve until 2013 from a slate of ten nominees (elected by the Class B-3 shareholders) was deferred to June 13, 2012 at 12:00 p.m. at 20 South Wacker Drive, Chicago, Illinois. The following are the results from the deferred proposal:

The election of five members of the Class B-3 Nominating Committee to serve until 2013 from a slate of ten nominees (elected by the Class B-3 shareholders):

Name	Votes For	Votes Against	Abstentions
J. Kenny Carlin	155	51	208
Bryan P. Cooley	150	38	226
Laurence E. Dooley	116	49	249
Mario J. Florio	101	52	261
Christopher P. Gaffney	160	45	209
David P. Gaughan	112	42	260
Glen D. Kohn	92	46	276
Peter J. Kosanovich	68	56	290
Carl A. Maniscalco	100	54	260
Steven E. Wollack	146	35	233

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: June 19, 2012	By:	/s/ Kathleen M. Cronin
	Name:	Kathleen M. Cronin
	Title:	Senior Managing Director, General Counsel and Corporate Secretary